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                                                                   EXHIBIT 23(a)


                      CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the inclusion in this Annual Report on Form 11-K of our reports dated June 4, 1997, on our audits of the financial statements of the Valley Group Employees' 401(k) Savings Plan as of December 31, 1996 and 1995 and for the years then ended.



                                     Coopers & Lybrand L.L.P.



Portland, Oregon
June 27, 1997